Exhibit 5.1

June 17, 2011

Pharmacyclics, Inc.
995 E. Arques Avenue
Sunnyvale, California 94085-4521

Ladies and Gentlemen:

We have acted as counsel to Pharmacyclics, Inc., a Delaware corporation (the “Company”), in connection with its filing of the registration statement (File No. 333-166988) on Form S-3 (the “Initial Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on May 20, 2010, its filing of the registration statement on Form S-3MEF (File No. 333-174959) filed by the Company with the Commission pursuant to Rule 462(b) of the Act (together with the Initial Registration Statement, the “Registration Statements”) on June 17, 2011, the prospectus dated May 20, 2010 (the “Base Prospectus”), and the prospectus supplement dated June 17, 2011 (together with the Base Prospectus, the “Prospectus”).  The Prospectus relates to the proposed issuance and sale by the Company of an aggregate of 6,448,829 shares (the “Shares”) of its common stock, $0.0001 par value per share (the “Common Stock”), pursuant to Stock Purchase Agreements, each dated June 17, 2011, by and between the Company and the purchasers identified on separate signature pages thereof (the “Stock Purchase Agreements”).  A form of Stock Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statements.

In connection with this opinion letter, we have examined the Stock Purchase Agreements, the Registration Statements, the Prospectus, originals, or copies certified or otherwise identified to our satisfaction of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, and such other documents, records and other instruments, including resolutions adopted by the board of directors of the Company regarding the transactions contemplated by the Prospectus and the Stock Purchase Agreements (the “Resolutions”), as we have deemed appropriate as a basis for the opinion expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, and the conformity to the authentic originals of all documents presented to us as certified or photostatic copies.  We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied upon (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

June 17, 2011

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus and Stock Purchase Agreements and in accordance with the conditions set forth in the Resolutions, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York.  We express no opinion as to the effect of any laws other than to the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of the United States of America.  In rendering our opinion as it relates to the DGCL, we have reviewed the DGCL, applicable provisions of the Delaware constitution, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statements and to the reference to us under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby concede that our Firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

Very truly yours,

/s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP